UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Under § 240.14a-12

CARDINAL ETHANOL, LLC
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

Definitive Additional Materials

Cardinal Ethanol, LLC (the “Company”) will be conducting a special meeting of its members on September 26, 2024 (the “2024 Special Meeting”). On August 1, 2024, the Company filed a Definitive Proxy Statement, together with all amendments thereto, appendices and proxy card (the "Proxy Statement"). The Company will send a Notice of Informational Meetings and Unit Transfer Deadline to its members (the “Notice”) in connection with the 2024 Special Meeting. The Notice is set forth below.

NOTICE OF INFORMATIONAL MEETINGS AND UNIT TRANSFER DEADLINE

To our Members:

The Board of Directors of Cardinal Ethanol, LLC (the “Company”) is proposing to deregister as a public company with the Securities and Exchange Commission (the “SEC”). The Company is holding a special meeting of its members on September 26, 2024 (the “2024 Special Meeting”) to vote on the deregistration. The notice of the 2024 Special Meeting and the definitive proxy statement, its appendices, the documents incorporated by reference therein and the proxy card accompany this notice and are also available on our website at http://www.cardinalethanol.com and filed with the SEC at https://www.sec.gov/edgar.

Informational Meetings. The Company is holding two informational meetings to discuss the proposed deregistration (the “Informational Meetings”). These Informational Meetings will both be held on Wednesday, August 28, 2024, at 2:00 p.m. EST and 7:00 p.m. EST and as follows:

IN-PERSON: The Informational Meetings will both be held at the Company’s plant located at 1554 N. County Road 600 E., Union City, Indiana 47390.

ELECTRONIC OPTION: If you wish to view one of the Informational Meetings electronically, you must first register for such meeting by going to the following website (copy link below in web browser) any time before the Informational Meeting.

For the meeting at 2:00 p.m. EST on Wednesday, August 28, 2024: https://attendee.gotowebinar.com/register/6990761341069722970

For the meeting at 7:00 p.m. EST on Wednesday, August 28, 2024: https://attendee.gotowebinar.com/register/8644380649756464476

After registering for the Informational Meeting, you will receive a confirmation email containing information on how to join the electronic meeting including a link to join the meeting and a telephone number and access code that can be used to call in and listen to the Informational Meeting if you do not wish to participate in the videoconference format. We recommend that you register for the Informational Meeting well in advance of the meeting date so that you receive your confirmation email and link prior to the commencement of the meeting.

If you attend in person, you will have an opportunity to ask questions at the Informational Meetings. If you plan to view the meeting electronically, you may email questions to the Company at info@cardinalethanol.com at any time before the Informational Meetings. We encourage you to attend one of the Informational Meetings.

Membership Unit Transfers. In order to accomplish the deregistration, the Board of Directors is recommending the reclassification of the Company’s membership units into four classes as described in the definitive proxy statement, its appendices and the documents incorporated by reference therein. There will be a window of time beginning immediately and ending on September 12, 2024, for membership unit transfers before the proposed reclassification. The purpose of this trading window is to allow unit holders the opportunity to make transfers before the reclassification to own the requisite number of units to be in their desired class. The total number of units a member holds at the time the reclassification is effective will determine the class to which the units held by that member will be assigned. We encourage you to speak with your legal and tax advisors to determine whether combining unit ownership or acquiring additional units may be advantageous in your particular situation.

No transfers of membership units will be permitted after September 12, 2024, through the 2024 Special Meeting in order to allow the Company to determine the final numbers of each class if the reclassification is approved by the members at the Special Meeting.

If you have any questions regarding this process, please feel free to contact any of the following directors:

Thomas Chalfant at 765-729-3129 or chalfantom@yahoo.com
Thomas Chronister at 260-437-0418 or tom@chronister.com
David Dersch, Jr. at 334-322-3876 or david.dersch@gmail.com
Phillip Zicht at 765-546-1783 or zicht@nltc.net

We thank all of you for your support.

Very Truly Yours,

/s/ Robert Davis

Chairman of the Board

Additional Information and Where to Find it

This letter does not contain all of the information that should be considered concerning the reclassification of the Company’s membership units and the transactions contemplated thereby (the “Reclassification”). Before making any voting decisions, Members are urged to read the definitive proxy statement its appendices and the documents incorporated by reference therein accompanying this notice, because they contain important information about the Company and the Reclassification. The Company’s definitive proxy statement, its appendices, and the documents incorporated by reference therein are also available online at our website http://www.cardinalethanol.com and filed with the SEC at https://www.sec.gov/edgar, by searching for the Company “Cardinal Ethanol, LLC”.

This letter is not a proxy statement or a solicitation of proxies from the holders of the Company’s membership units. Any solicitation of proxies will be made only by the Company’s definitive proxy statement.

Forward Looking Statements

This letter contains historical information, as well as forward-looking statements that involve known and unknown risks and relate to future events, our future financial performance, or our expected future operations and actions. These forward-looking statements are only our predictions based upon current information and involve numerous assumptions, risks and uncertainties. Our actual results or actions may differ materially from these forward-looking statements for many reasons, including the reasons described in our filings with the Securities and Exchange Commission. We caution you not to put undue reliance on any forward-looking statements, which speak only as of the date of this letter. We qualify all of our forward-looking statements by these cautionary statements.